Exhibit 10.2

CONSTRUCTION AND BUSINESS LOAN AGREEMENT

This CONSTRUCTION AND BUSINESS LOAN AGREEMENT (this “Loan Agreement”) is made as of December 31, 2024 by and among VIREO HEALTH OF MINNESOTA, LLC, a Minnesota limited liability company (“Borrower”), VIREO HEALTH, INC., a Delaware corporation (“VHI”), and VIREO GROWTH, INC., a British Columbia corporation (“VGI”) (VHI and VGI are each a “Guarantor” and, collectively, the “Guarantors”), and STEARNS BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS

A.        DM Real Estate, LLC, a Minnesota limited liability company (“Lessor”), is the owner of land (the “Land”) located at 10700 165th Ave. NW in Elk River, Minnesota and legally described on Exhibit A to this Loan Agreement.

B.        The Land is improved with of, among other things, an approximately 138,000-square-foot commercial facility (the “Facility”).

C.        Borrower and Lessor have entered into a Lease Agreement (as amended, restated, modified, and supplemented from time to time) (“Lease”) dated February 22, 2024, pursuant to which Borrower will lease the Land and related improvements and develop an approximately 30,000-square-foot commercial cannabis cultivation facility (the “Project”) at the Facility.

D.        Borrower has requested a loan (the “Loan”) from Lender in the amount of $15,000,000.00 to be used, together with funds of Borrower, to pay Construction Costs for the construction and equipping of the Project.

NOW, THEREFORE, in consideration of the covenants and commitments contained herein, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.        In this Loan Agreement the following terms shall have the following meanings unless the context herein clearly requires otherwise:

Assignment of Construction Contracts. The Assignment of Construction Contracts and Plans executed by Borrower of even date herewith.

Assignment of Leases. The Assignment of Leases and Rents executed by Borrower of even date herewith.

Borrower. Vireo Health of Minnesota, LLC, a Minnesota limited liability company.

Borrower Premises. The “Premises” as defined in the Leasehold Mortgage.

Construction and Business Loan Agreement

Cannabis Rider. The Loan Agreement Rider (Cannabis and Ancillary Loans) executed by Borrower and Guarantors of even date herewith and attached to and made part of this Loan Agreement.

Change Order. Any change or modification of any Construction Contract, including, without limitation, any change that affects pricing, schedule, or the scope of the work, services, materials, or equipment to be performed thereunder, including change directives. Changes in the General Contract, whether by formal change order or by field order, bulletin, or change directives, shall be treated as a “Change Order” for purposes hereof.

Chicago Atlantic. Chicago Atlantic Admin, LLC, a Delaware limited liability company.

Chicago Atlantic Intercreditor Agreement. The Intercreditor Agreement dated as of the date hereof among Credit Facility Agent and Lender and acknowledged and agreed to by Borrower, VHI, VGI, Verdant Grove, MaryMed and certain other affiliates of Borrower.

Chicago Atlantic Loan. The loans made by Chicago Atlantic, and/or one or more affiliates thereof, to Borrower dated December 27, 2024, in the amount of $11,500,000.00.

Closing. Closing will occur when this Loan Agreement is executed by Borrower, Guarantors, and Lender and Lender authorizes Title Company to close.

Collateral. The Borrower Premises, the Verdant Grove Premises, and any other real property or personal property (tangible and intangible) pledged to Lender or in which Lender has been or is granted a security interest to secure the Loan or performance of the Loan Documents.

Commercial Security Agreement. The Commercial Security Agreements executed by Borrower, VGI, and MaryMed, LLC, a Maryland limited liability company, of even date herewith.

Construction Contracts. Agreements providing for services, equipment, or materials for the Project.

Construction Costs. Those costs set forth in the Payment Distribution Schedule required at Section 6.1(c) and Lender administrative and inspection fees charged with respect to the disbursement of advances.

Construction Plans. The plans, specifications, drawings, and related documents on all construction work to be performed for the completion of the Project.

Construction and Business Loan Agreement

Contractor. Any contractor, subcontractor, or material supplier providing services, equipment, or materials for the Project.

Credit Facility Agent. Has the meaning set forth in the Chicago Atlantic Intercreditor Agreement.

Environmental Indemnity. The Environmental Indemnity Agreement executed by Borrower and each of the Guarantors of even date herewith.

Facility. Has the meaning set forth in Recital B.

Federal Cannabis Laws. Any U.S. federal laws (civil, criminal, or otherwise) effective on the date of this Loan Agreement that relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, sale, or possession of cannabis, marijuana, or related substances or products containing or relating to the same, including, without limitation, 21 U.S.C. § 841(a), et seq., 18 U.S.C. § 846, 18 U.S.C. §§ 2-4, 1956-57, and 1960, and the regulations and rules promulgated under the same which are effective on the date of this Loan Agreement.

General Contract. The “AIA Document A141 – 2014 Standard Form of Agreement Between Owner and Design-Builder” between Borrower and General Contractor providing for all general contractor services, materials, and equipment for the Project.

General Contractor. urban-gro, Inc., a Delaware corporation.

Guarantor/Guarantors. Vireo Health, Inc. and Vireo Growth, Inc.

Guaranties. The Guaranties of even date herewith executed by the Guarantors.

Initial Borrower Contribution. The $9,426,354.00 contribution of Borrower funds required at Closing with respect to the Project. The Initial Borrower Contribution may include proceeds of the Chicago Atlantic Loan.

Land. Has the meaning set forth in Recital A and also includes all the estates and rights in and to the Land and in and to lands lying in any and all streets, lanes, alleys, passages, and roads adjoining the Land, and together with all buildings, structures, improvements, fixtures, annexations, access rights, easements, rights of way or use, servitudes, licenses, tenements, hereditaments, appurtenances, minerals, mineral rights, water, and water rights, now or hereafter belonging or pertaining to the Land.

Lease. That certain Lease Agreement dated February 22, 2024 by and between Lessor, as Landlord, and Borrower, as Tenant, including all Exhibits attached thereto and all amendments, modifications, and extensions thereof.

Construction and Business Loan Agreement

Leasehold Mortgage. The Leasehold Construction Mortgage and Fixture Financing Statement and Assignment of Rents executed by Borrower of even date herewith securing the Loan with the Borrower Premises.

Lender. Stearns Bank National Association.

Loan. Has the meaning set forth in Recital D.

Loan Documents. The Assignment of Leases, the Assignment of Construction Contracts, the Leasehold Mortgage, the Verdant Grove Mortgage, this Loan Agreement, the Cannabis Rider, the Note, the Commercial Security Agreements, the Guaranties, the Environmental Indemnity Agreement, the Chicago Atlantic Intercreditor Agreement and any other document given by Borrower, any Guarantor, or any other Person to evidence, effectuate, secure, or modify the Loan.

Note. The Promissory Note executed by Borrower and delivered to Lender to evidence the Loan.

Payment Distribution Schedule. Has the meaning set forth in Section 6.1(c).

Person. Any person, individual, corporation, partnership, joint venture association, trust, unincorporated association, limited liability company, or government or any agency or political subdivision thereof.

Premises. Collectively, the Borrower Premises and the Verdant Grove Premises.

Project. Has the meaning set forth in Recital C.

Retainage. A percentage amount to be deducted from each disbursement to a Contractor equal to five percent (5%), to be retained by Lender pursuant to Section 6.10 until the requirements in Section 6.11 are satisfied.

Title Company. The Title Team Co., a North Dakota corporation d/b/a The Title Team.

Verdant Grove Land. The “Land” as defined in the Verdant Grove Mortgage.

Verdant Grove Mortgage. The Mortgage and Fixture Financing Statement and Assignment of Rents executed by Verdant Grove, LLC, a Delaware limited liability company, of even date herewith securing the Loan with the Verdant Grove Premises.

Verdant Grove Premises. The “Premises” as defined in the Verdant Grove Mortgage.

Construction and Business Loan Agreement

ARTICLE II

THE LOAN

2.        Lender will make the Loan to Borrower, conditioned upon compliance with the terms of this Loan Agreement. The maximum amount of the Loan shall not exceed $15,000,000.00.

2.1        At Closing, Borrower shall make the Initial Borrower Contribution. The Initial Borrower Contribution has been calculated based upon Project costs totaling $26,426,354.00. Borrower will receive a credit against the amount of the Initial Borrower Contribution for costs relating to the Project shown on the Payment Distribution Schedule for the Project and approved by Lender, paid by or on behalf of Borrower at or before Closing. Receipt of any credit against the Initial Borrower Contribution shall be conditioned upon the delivery of statements, bills, receipts, invoices, or other documents reasonably acceptable to Lender evidencing the amount and purposes for which the credited costs were incurred and, if applicable, unconditional or final lien waivers, affidavits, supporting waivers, and releases of lien in form and content satisfactory to Lender. Any single item under $500 will not be eligible for credit against the Initial Borrower Contribution. The Initial Borrower Contribution will be held by Lender for application to costs of the Project as provided in this Loan Agreement. Lender will advance funds at Closing, if at all, to pay costs as shown on the Title Company’s settlement statement as the same has been approved by Lender. The Loan will be advanced pursuant to the Note and this Loan Agreement.

2.2        After the Closing, if no Event of Default exists and no event has occurred that, after any required notice and the passage of time without cure would be an Event of Default, Lender will make advances to or on behalf of Borrower to pay Construction Costs. Nothing in this Section 2.2, however, will prevent the Lender from making protective advances or advancing to pay for costs, expenses, or liabilities that are the responsibility of the Borrower under this Loan Agreement or any other Loan Document.

2.3        No readvances are available.

2.4        Funds will be available from the following sources: (i) Borrower contributions, and (ii) the Loan.

2.5        All funds Borrower is required to provide will be advanced before any proceeds of the Loan will be advanced.

2.6        It shall be the responsibility of Borrower, at all times, to keep the Project budget in balance. The Project budget is out of balance whenever the remaining, undisbursed amount of the Initial Borrower Contribution, together with the undisbursed amount of the Loan, not including any contingency required by the approved Payment Distribution Schedule (unless Lender has agreed to the application of contingency), is not sufficient to pay all remaining Construction Costs to complete the Project, including, without limitation, those reflected in any Change Orders approved by Lender pursuant to Section 6.8. Borrower shall make cash contributions as required in Section 6.1 of this Loan Agreement.

Construction and Business Loan Agreement

2.7        Any deposits made by Borrower to pay for Construction Costs, any Retainage, any real estate tax, insurance, operating, maintenance, or replacement or other reserves required under this Loan Agreement or any other Loan Document, shall be held by Lender in one or more controlled disbursement accounts under which only Lender can authorize disbursements.

2.8        Borrower irrevocably assigns to Lender and grants to Lender a security interest, as additional security for the performance of Borrower’s obligations under this Loan Agreement and the other Loan Documents, in Borrower’s interest in any deposits made by Borrower to pay for Construction Costs, any Retainage, any real estate tax, insurance, operating, maintenance, replacement or other reserves required under this Loan Agreement or any other Loan Document, and all other accounts of Borrower held by Lender (collectively, the “Borrower Accounts”), and Borrower irrevocably grants Lender control over the Borrower Accounts. Borrower further agrees to execute, acknowledge, deliver, file or do, at Borrower’s sole cost and expense, all other acts, assignments, notices, agreements or other instruments as Lender may require in order to effectuate, assure, convey, secure, assign, transfer and/or convey unto Lender the rights granted by this Loan Agreement and/or to more fully perfect or protect any lien or security interest granted hereby; provided, however, Borrower’s obligations are not increased nor rights decreased pursuant to this Loan Agreement. Upon an Event of Default, the Lender may use or apply any of the Borrower Accounts against the Loan, to cure an Event of Default, or for any purpose for which Borrower could have used the Borrower Accounts pursuant to this Loan Agreement or any other Loan Document. Lender will also have all rights and remedies as to any of the Borrower Accounts which are provided under applicable law or in equity, including, without limitation, the right to apply any of the Borrower Accounts against the outstanding balance of the Loan. Lender will make all reports relating to the Borrower Accounts to all federal, state, and local authorities under the name and tax identification number of Borrower. Lender shall not be liable for any acts, omissions, errors in judgments or mistakes of fact or law including, without limitation, acts, omissions, errors, or mistakes with respect to the Borrower Accounts, except for those arising as a result of Lender’s gross negligence or intentional misconduct.

ARTICLE III

SECURITY FOR THE LOAN

3.        The Loan will be secured by and as set forth in the Loan Documents.

3.1        In addition, Borrower covenants and agrees to cooperate with Lender by executing such financing statements, fixture financing statements or other documents reasonably necessary to secure or effect the Loan as contemplated by this Loan Agreement and to perfect in Lender its interest in the Collateral.

ARTICLE IV

FINANCIAL STATEMENTS

4.        From and after the date of this Loan Agreement until the Maturity Date (as defined in the Note) or the date upon which the Loan and all obligations hereunder shall have been repaid in full to Lender or otherwise satisfied by Borrower, whichever is later, Borrower and Guarantors shall provide or otherwise make available the following financial statements and data:

(1)        U.S. tax returns (and Canadian tax returns for VGI), including all supporting schedules and K-1s, for Borrower, all Borrower affiliates, and Guarantors delivered for the prior year no later than April 30 each year, provided, however, that if Borrower, a Borrower affiliate, or a Guarantor files for a lawful extension and provides a copy of the extension to Lender on or before April 30, then Borrower, the Borrower affiliate, or the Guarantor shall provide the return within 30 days of filing (but no later than November 1);

Construction and Business Loan Agreement

(2)        Year-end financial statements of Borrower, all Borrower affiliates, and each Guarantor as of December 31 of each year delivered to Lender by March 31 of the following year, including, without limitation, balance sheet, supporting liquid asset verification, contingent liability listing, annual debt schedule, and a profit and loss sheet;

(3)        Year-end equipment list for Borrower as of December 31 each year delivered to Lender by March 1 of the following year; and

(4)        Such additional statements or data to support, as may be reasonably requested by Lender to clarify or explain the data set forth in the required financial statements and data within 14 days of Lender’s request.

All financial statements and data shall be signed and certified to be true and correct by the party to which it relates. In addition, Borrower shall maintain adequate books, accounts, and records relating to the Collateral and shall permit Lender at any reasonable time to inspect these books, accounts, and records and/or the Land. All Borrower income statements presented on a consolidating basis shall distinguish Borrower’s financial activities in Minnesota separate from all other financial activity.

ARTICLE V

CONDITIONS TO CLOSING

5.        At or before the closing of the Loan, Borrower shall furnish or cause to be furnished to Lender or shall do each of the following (all of which must be reasonably satisfactory to and approved by Lender), unless otherwise waived by Lender:

(1)        Certificates of Good Standing or equivalent from the State or Province of formation for Borrower, VHI, VGI, Verdant Grove, LLC, a Delaware limited liability company (“Verdant Grove”), and MaryMed, LLC, a Maryland limited liability company (“MaryMed”), dated within 30 days of the closing date.

(2)        Copies of the filed Articles of Organization or Incorporation or equivalent, for Borrower, VHI, VGI, Verdant Grove, and MaryMed and all amendments thereto and the operating agreements, bylaws, or equivalent for Borrower, VHI, VGI, Verdant Grove, and MaryMed and all amendments thereto.

Construction and Business Loan Agreement

(3)        Proof of authority with respect to Borrower, VHI, VGI, Verdant Grove, and MaryMed and each natural person executing any Loan Document on behalf of Borrower, VHI, VGI, Verdant Grove, and MaryMed.

(4)        The consent of each member and manager of Borrower to the taking of the Loan and the execution and performance of the Loan Documents.

(5)        The valid consent of authorized representatives of VHI, VGI, Verdant Grove, and MaryMed to the execution and performance of the Loan Documents to which each such entity is a party.

(6)        A W-9 Form from Borrower, VHI, VGI, Verdant Grove, and MaryMed.

(7)        The Loan Documents executed by Borrower.

(8)        This Loan Agreement, the Cannabis Rider, the Guaranties, the Environmental Indemnity, and a compliance agreement executed by Guarantors.

(9)        Commercial Security Agreements executed by MaryMed and VGI.

(10)        The Verdant Grove Mortgage executed by Verdant Grove.

(11)        Such additional compliance or other documents as Lender shall reasonably require, executed by Borrower, Guarantors, Verdant Grove, or MaryMed as applicable.

(12)        An ALTA Extended Loan Policy of Title Insurance (“Borrower Loan Policy”) in the amount of the Loan in form and substance satisfactory to Lender, written by Title Company, naming Lender as the insured, insuring that the Leasehold Mortgage is a valid first lien against the Borrower Premises with full mechanics lien coverage subject only to Permitted Encumbrances as that term is defined in the Leasehold Mortgage, and including at least the following endorsements:

(a)	Zoning (3.1)
(b)	Environmental Protection Lien (8.2)
(c)	Comprehensive (9.3)
(d)	Aggregation (12)
(e)	Leasehold Mortgage (13.1)
(f)	Access and Entry (17)
(g)	Utilities (17.2)
(h)	Tax Parcel (18)
(i)	First Loss (20)
(j)	Location (22)
(k)	Doing Business (24)
(l)	Usury (27)
(m)	Construction Loan (32)
(n)	Deletion of Arbitration

Construction and Business Loan Agreement

The Borrower Loan Policy shall include affirmative insurance for all easements and covenants benefiting the Land. Borrower must obtain any required early start approval from the Title Company.

(13)        An ALTA Extended Loan Policy of Title Insurance (“Massachusetts Loan Policy”) in the amount of the Loan in form and substance satisfactory to Lender, written by Title Company, naming Lender as the insured, insuring that the Verdant Grove Mortgage is a valid first lien against the Verdant Grove Premises with full mechanics lien coverage subject only to Permitted Encumbrances as that term is defined in the Verdant Grove Mortgage, and including at least the following endorsements:

(a)	Environmental Protection Lien (8.2)
(b)	Comprehensive (9.3)
(c)	Aggregation (12)
(d)	Future Advance (14)
(e)	Tax Parcel (18)
(f)	First Loss (20)
(g)	Doing Business (24)
(h)	Subdivision (26)
(i)	Usury (27)
(j)	Deletion of Arbitration

The Massachusetts Loan Policy shall include affirmative insurance for all easements and covenants benefiting the Verdant Grove Premises.

(14)        Owner’s affidavits or equivalent in the form required by Title Company addressing mechanic’s liens, possessions, and other customary matters.

(15)        Certificates or other evidence satisfactory to Lender of the insurance required in the Leasehold Mortgage and the Verdant Grove Mortgage naming Lender as a mortgagee/lender loss payee or additional insured as provided in the Leasehold Mortgage and the Verdant Grove Mortgage.

(16)        Unless already provided, an appraisal or appraisals satisfactory to Lender.

(17)        A reliance letter as to separate environmental audits with respect to each of the Land and the Verdant Grove Land meeting the requirements of ASTM standard E1527-21 indicating that the Land is free of “recognized environmental conditions”, including, without limitation, any controlled recognized environmental conditions or historical recognized environmental conditions, and, at a minimum, complying with the “all appropriate inquiry” requirements of CERCLA.

Construction and Business Loan Agreement

(18)        A separate flood-check with respect to each of the Land and the Verdant Grove Land satisfactory to Lender and satisfying the requirements of 42 U.S.C. § 4104b and any rules and regulations promulgated pursuant thereto.

(19)        Receipt and acceptance by Lender of such evidence, in form and substance satisfactory to Lender, that all utilities necessary for the development of the Project are in place and available.

(20)        A full and complete copy of the Construction Plans for the Project, which may be delivered by Borrower to Lender electronically.

(21)        All permits and approvals required for the construction of the Project, except as permitted to be delivered post-closing pursuant to Section 6.1 of this Loan Agreement.

(22)        Any cash contribution in addition to the Initial Borrower Contribution required to balance the sources and uses to complete the Project.

(23)        All real and personal property taxes and installments of special assessments directly imposed upon the Land shall be paid current.

(24)        A copy of the fully executed Lease and all amendments satisfactory to Lender.

(25)        The Chicago Atlantic Intercreditor Agreement satisfactory to Lender.

(26)        A Memorandum of Lease satisfactory to Lender and Title Company and executed by Borrower and Lessor.

5.1        In addition, at or before closing, Borrower shall:

(1)        Pay Lender a loan origination fee of $225,000.00, an onboarding fee of $10,000.00, and a construction administration fee of $30,000.00.

(2)        Pay all out-of-pocket fees and charges of any kind incurred by Lender relating to the Loan, including, but not limited to, recording and filing fees, appraisal fees, third party inspection fees, attorneys’ fees, closing and document fees, survey expenses, hazard and title insurance premiums and taxes of any nature (this includes charges known and charged to Borrower at closing and charges incurred after closing).

ARTICLE VI

ADDITIONAL CONDITIONS TO DISBURSEMENTS FOR THE PROJECT

6.        After the initial closing, the Loan and cash contributed by Borrower for the Project will be advanced by Lender from time to time to pay Construction Costs.

Construction and Business Loan Agreement

6.1        Before the first post-closing advance for Construction Costs for the Project, Borrower shall cause all of the following to be delivered to Lender:

(a)        The fully executed General Contract for the Project and any amendments thereto, satisfactory to Lender.

(b)        With respect to the payment of any Construction Costs relating to the Project an application and certification for payment (in the form of AIA Document G702 and G703), in form satisfactory to Lender.

(c)        A Payment Distribution Schedule in substantially the form provided by Lender disclosing the sources and uses of funds to pay all costs to complete the Project, which shall include all expenses necessary for the completion of the Project including, but not limited to, professional fees and permit and inspection fees, and setting forth the names and addresses of all Contractors with whom Borrower or General Contractor has current or open Construction Contracts relating to the Project prior to the date of the application and certification for payment, a description of the work and materials to be furnished by such Contractors, the amount of any Construction Contracts, and amounts, if any, paid to date thereon, and, if any, the balances due thereon, all in forms reasonably acceptable to Lender in form approved by Lender.

(d)        The final executed Building Permit for the Project.

(e)        Proof of builder’s risk insurance as required by the Leasehold Mortgage.

(f)        A Landlord Estoppel and Agreement executed by Borrower and Lessor, satisfactory to Lender.

(g)        All Change Orders.

(h)        Statements, bills, receipts, invoices, or other documents acceptable to Lender evidencing the amount and purposes for which the disbursement is requested and unconditional or final lien waivers, affidavits, supporting waivers, and releases of liens from prior draws, in form and content satisfactory to Lender.

(i)        Any cash contribution required to balance the sources and uses to complete the Project (or paid receipts, invoices, cancelled checks and/or lien waivers satisfactory to Lender to show direct expenditures by Borrower to pay for Construction Costs).

(j)        A form W-9 and 1099 Information Request Form (in the form provided by Lender) from General Contractor.

(k)        A form W-9 and 1099 Information Request Form (in the form provided by Lender) for each Contractor to receive a payment (unless previously submitted).

Construction and Business Loan Agreement

(l)        Upon Lender’s written request to Borrower, a copy of each Construction Contract which Borrower can obtain through reasonable efforts pursuant to which an advance is requested (each Construction Contract so requested by Lender is subject to Lender’s approval, which shall not be unreasonably conditioned, delayed, or withheld).

(m)        Copies of the license, financial statements, resume, and project lists for General Contractor which, together with General Contractor, must be reasonably satisfactory to Lender.

(n)        Acknowledgement and Consent executed by General Contractor with respect to the Assignment of Construction Contracts and Plans.

(o)        Construction Subordination and Indemnity Agreement executed by General Contractor.

(p)        A detailed timetable for the Project with corresponding costs, setting forth the parties responsible for payment.

(q)        An opinion or opinions of counsel with respect to Borrower, each Guarantor, Verdant Grove, and MaryMed addressing authorization, enforceability, and other matters in form provided by Lender.

6.2        Before each post-closing advance for Construction Costs for the Project, Borrower shall cause to be delivered to Lender:

(a)        An updated Payment Distribution Schedule acceptable to Lender.

(b)        An updated application and certification for payment statement containing the information called for in Section 6.1(b) revised as of the date of the application.

(c)        All Change Orders.

(d)        Statements, bills, receipts, invoices, or other documents acceptable to Lender evidencing the amount and purposes for which the disbursement is requested and unconditional or final lien waivers, affidavits, supporting waivers, and releases of liens from prior draws, in form and content satisfactory to Lender.

(e)        Any cash contribution required to balance the sources and uses to complete the Project (or paid receipts, invoices, cancelled checks and/or lien waivers satisfactory to Lender to show direct expenditures by Borrower to pay for Construction Costs).

(f)        A form W-9 and 1099 Information Request Form (in the form provided by Lender) for each Contractor to receive a payment (unless previously submitted).

Construction and Business Loan Agreement

(g)        Upon Lender’s written request to Borrower, a copy of each Construction Contract which Borrower can obtain through reasonable efforts pursuant to which an advance is requested (each Construction Contract so requested by Lender is subject to Lender’s approval, which shall not be unreasonably conditioned, delayed, or withheld).

6.3        Applications for payment for Construction Costs may be made once each calendar month. Lender shall make a disbursement within 15 business days after all requirements for payment for the disbursement have been met.

6.4        Disbursements will be as set forth on the application and certification for payment directly to Contractors and/or Borrower as Lender may elect.

6.5        Each disbursement to a Contractor and/or Borrower shall be considered as a separate disbursement, and no payment to a Contractor and/or Borrower shall obligate Lender to make other disbursements to the Contractor and/or Borrower or to any other Contractor. This Loan Agreement is not made for the benefit and may not be enforced by any Contractor.

6.6        Applications and certifications for payment and other instruments provided for in this Loan Agreement may be accepted by Lender as conclusive evidence of the facts and conclusions stated therein.

6.7        Lender does not ensure that the Project will be complete or that when completed the Project will be in accordance with the General Contract or any other Construction Contract or the Construction Plans, or that sufficient funds will be available for completion. As between Lender and Borrower, inspections and approvals by or on behalf of Lender in connection with the Project impose no responsibility or liability of any nature whatsoever on Lender. Borrower shall not rely upon Lender or upon the fact that Lender has approved or made an advance for assurance that any improvement has been made or that any materials or workmanship meets any standard or specifications of any kind whatsoever. Lender’s sole obligation under this Loan Agreement is to make the advances if and to the extent required by this Loan Agreement. All fees and expenses incurred with respect to each application including, without limitation, all third-party inspection fees, all search fees, and any fees or expenses for endorsements shall be paid by Borrower and be considered Construction Costs.

6.8        Lender’s review and approval of any application and certification for payment shall be subject to physical inspection by or on behalf of Lender. If work will be covered, it is Borrower’s responsibility to arrange for an inspection before the work is covered. Each disbursement is also subject to a title search by the Title Company confirming that there are no encumbrances or exceptions other than the Permitted Encumbrances as that term is defined in the Leasehold Mortgage, or other encumbrances approved by the Lender in its discretion. The title search is for the sole benefit of Lender and Lender may elect to make a disbursement notwithstanding the existence of an encumbrance or exception other than a Permitted Encumbrance.

6.9        The selection of the General Contractor and any removal or replacement of the General Contractor are subject to Lender’s reasonable approval. Any change to the Construction Plans, the scope of the Project, or the General Contract shall be set forth in a written Change Order which, in addition to setting forth the change shall state the amount by which Construction Costs will be increased or decreased by the change. No work shall be performed with respect to any change to the Construction Plans, the scope of the Project, or any change to the General Contract until the written Change Order has been provided to and approved by Lender; provided, however, that Change Orders priced less than $250,000 individually or $1,000,000 in the aggregate may be completed without Lender approval so long as the Project budget remains in balance.

Construction and Business Loan Agreement

6.10        Borrower may not make any change to the approved Payment Distribution Schedule or reallocate any amount in any line item in the approved Payment Distribution Schedule to any other line item in the approved Payment Distribution Schedule without Lender’s prior written consent, including, without limitation, with respect to any contingency. Following a reallocation or use of any portion of the contingency, Borrower must deposit with Lender the amount needed to replenish or increase the balance of the contingency to the amount required by Lender, within ten (10) days of Lender’s request and in any event, before a subsequent advance may be obtained. Notwithstanding the foregoing, Borrower may make changes to the approved Payment Distribution Schedule and/or reallocate any amount in any line item in the approved Payment Distribution Schedule without Lender’s prior written consent so long as the Project budget remains in balance following such change and/or reallocation.

6.11        Each disbursement for Construction Costs to any Contractor (including General Contractor) shall be reduced by the Retainage which shall be retained and shall be paid at such time as the conditions of this Loan Agreement for disbursement of the final payment in Section 6.11 are satisfied.

6.12        At no time and in no event shall Lender be obligated to disburse the proceeds of the Loan to pay any remaining Retainage due to General Contractor or any Contractor until the following has occurred, unless waived by Lender:

(a)        The Project has been substantially completed in accordance with the General Contract, the Construction Contracts, and any Change Orders and final occupancy certificates have been issued.

(b)        A final application for payment has been issued and approved.

(c)        General Contractor has delivered to Borrower and Lender a conditional waiver and release upon final payment executed by each Contractor (or General Contractor has delivered to Borrower and Lender a bond satisfactory to Borrower, Title Company, and Lender to indemnify Borrower and Lender against any lien by a subcontractor not providing such release and waiver).

(d)        General Contractor has delivered to Borrower and Lender a conditional waiver and release upon final payment executed by General Contractor and covering all work, equipment, and materials provided pursuant to the General Contract and all Change Orders.

Construction and Business Loan Agreement

(e)        General Contractor has delivered to Borrower any written warranties provided for the Project.

(f)        The provisions of the General Contract with respect to final payment to the General Contractor have been satisfied.

(g)        The total cost to complete all uncompleted work on any punchlist shall not exceed the greater of $200,000.00 or 150% of Lender-approved costs for the same is deposited with Lender or, if insufficient funds from the Loan remain, from funds provided by Borrower.

(h)        All Construction Costs shall have been paid in full except as provided in 6.12(c) and (g).

(i)        Evidence satisfactory to Lender that all work under the Construction Contract requiring inspection by any governmental authority with jurisdiction has been duly inspected and approved by such authority, that a certificate of occupancy has been issued, and that all parties performing work have been paid, or will be paid for such work.

(j)        A final certificate of occupancy has been issued.

(k)        A certification by an engineer, architect, or other qualified inspector acceptable to Lender that the Project has been completed substantially in accordance with the Construction Plans and the General Contract, that direct connection has been made to all utilities set forth in the Construction Plans, and that the Project is ready for occupancy.

(l)        Borrower has delivered an updated record set of drawings of all improvements.

6.13        Borrower may not obtain disbursements for the costs of materials acquired but not yet incorporated into the Land, unless Lender has approved: (a) evidence that Borrower have acquired title to the same, free and clear of liens and encumbrances (other than Permitted Encumbrances (as defined in the Leasehold Mortgage)) and that the same are covered by the insurance required by the Leasehold Mortgage; (b) such materials conform to the approved scope of the Project and the General Contract and are in a condition which is ready for immediate installation at the Land; (c) the place of storage therefor on the Land; (d) the protection and security provided therefor; and (e) a schedule for the prompt incorporation thereof into the Land.

Construction and Business Loan Agreement

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.        Borrower and Guarantors represent and warrant as of the date of this Loan Agreement:

(1)        Borrower has full power and authority to own its property and carry on its business as it is now being conducted, and as it is proposed to be conducted.

(2)        Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Minnesota.

(3)        VHI is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(4)        VGI is a corporation, duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia.

(5)        Verdant Grove is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(6)        MaryMed is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Maryland.

(7)        Borrower and each Guarantor: (i) has full power and authority to enter into this Loan Agreement and the other Loan Documents to which they are parties and to perform as required herein and therein, and (ii) has duly and validly taken all necessary action to authorize the execution, delivery, and performance of this Loan Agreement and the other Loan Documents to which they are parties. The individuals executing this Loan Agreement and the other Loan Documents, as applicable, on behalf of Borrower and Guarantors have the requisite right, power, legal capacity, and authority (i) to execute and enter into this Loan Agreement and the other Loan Documents to which they are parties on behalf of Borrower and the Guarantors, (ii) to legally bind Borrower and the Guarantors, as applicable, to the terms and provisions of this Loan Agreement and the other Loan Documents to which they are parties, and (iii) to execute all other documents and take all other actions as may reasonably be necessary to perform each and all of their obligations under this Loan Agreement and the other Loan Documents to which they are parties. This Loan Agreement and the other Loan Documents constitute legal, valid, and binding obligations of Borrower and the Guarantors and (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws effecting the rights of creditors generally or general equitable principles) are enforceable as to Borrower and Guarantors in accordance with their terms.

(8)        The execution, delivery and performance of this Loan Agreement and the other Loan Documents by Borrower and Guarantors, and the consummation of the transaction contemplated herein, will not result in a breach or violation of the terms and provisions of the articles of organization, articles of incorporation, operating agreement, and/or other governing documents of Borrower and Guarantors in effect on the date hereof (the “Organizational Documents”) and will not constitute a material default under any indenture, deed of trust, mortgage, or other material agreement or instrument to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor is bound.

Construction and Business Loan Agreement

(9)        Other than the lawsuit commenced by VGI’s predecessor against Verano Holdings Corp. on or about October 21, 2022 in the Supreme Court of British Columbia, which Borrower and VGI have previously disclosed to Lender, there are no material actions, suits or proceedings pending, or to the knowledge of Borrower threatened against or affecting Borrower or any Guarantor or involving the validity or enforceability of this Loan Agreement or the Loan Documents or the priority of the lien thereof, at law or in equity, or by any governmental authority and neither Borrower nor any Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority.

(10)        The Recitals in this Loan Agreement are true, in all material respects.

(11)        Each financial statement supplied to Lender by or on behalf of Borrower or each Guarantor truly and completely discloses in all material respects the financial condition of the Person to which it relates as of the date of the statement, and there has been no material adverse change in the financial condition of Borrower or any Guarantor subsequent to the date of the most recent financial statements supplied to Lender with respect to the Person to which the statement relates. Neither Borrower nor any Guarantor has any material contingent obligation except as disclosed in such financial statements.

(12)        Except as contemplated by this Loan Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrower has not executed any security documents or financing statements relating to the Land. All of Borrower’s properties are titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

(13)        No litigation, claim, investigation, administrative proceeding, or similar action (including those for unpaid taxes) or other event against Borrower or any Guarantor is pending or threatened which may materially adversely affect the financial condition or properties of Borrower or any Guarantor, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing, including the lawsuit commenced by VGI’s predecessor against Verano Holdings Corp. on or about October 21, 2022 in the Supreme Court of British Columbia.

(14)        All tax returns and reports that are or were required to be filed by Borrower and each Guarantor, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower or any Guarantor in good faith in the ordinary course of business and for which adequate reserves have been provided.

(15)        Unless otherwise previously disclosed to Lender in writing, including by reference in the Chicago Atlantic Intercreditor Agreement, Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests, on or affecting any of the Collateral that would be prior or that may in any way be superior to Lender's security interests and rights in and to the Collateral.

Construction and Business Loan Agreement

(16)        The Construction Costs included in the approved Payment Distribution Schedule are true and accurate estimates of the costs necessary to complete the Project in a good and workmanlike manner according to the Construction Plans presented by Borrower to Lender, and Borrower shall take all steps necessary to prevent the actual cost of the Project from exceeding the Construction Costs included in the approved Payment Distribution Schedule.

(17)        All utility services appropriate to the use of the Project after completion of construction are available at the boundaries of the Land.

(18)        The sole member of Borrower is VHI.

(19)        Borrower is manager-managed, and its manager is VHI.

(20)        The sole shareholder of VHI is VGI.

(21)        The directors of VGI are Kyle Kingsley, John Mazarakis, Ross Hussey, Victor Mancebo, and Judd Nordquist.

(22)        The sole member of Verdant Grove is VHI.

(23)        The sole member of MaryMed is VHI.

(24)        MaryMed is manager-managed, and its manager is VHI.

(25)        No notice of mechanic’s lien has been recorded or served with respect to the Land or the Project.

(26)        The Loan provided for in this Loan Agreement is made exclusively for commercial or business purposes, and no portion of the Loan shall be used for any consumer, personal, family, or household purposes.

(27)        Borrower understands and agrees that in extending advances under this Loan Agreement, Lender is relying on all representations, warranties, and covenants made by Borrower and Guarantors in this Loan Agreement or in any certificate or other instrument delivered by Borrower or any Guarantor to Lender under this Loan Agreement or the Loan Documents. Borrower and Guarantors further agree that regardless of any investigation made by Lender, all such representations, warranties, and covenants will survive the extension of advances under this Loan Agreement and delivery to Lender of the Loan Documents, shall be continuing in nature, shall be deemed made and redated by Borrower at the time each disbursement of Loan funds is made and shall remain in full force and effect until such time as all indebtedness in connection with the Loan shall be paid in full, or until this Loan Agreement shall be terminated in the manner provided above, whichever is last to occur. Notwithstanding the foregoing, Borrower shall have the right to update its representations and warranties provided in this Article VII by providing written notice to Lender of such updates or changes, and, when any change in circumstances or information which may cause any such representation or warranty to be false or inaccurate in any respect, Borrower shall update Lender in writing within 24 hours of Borrower’s knowledge of such change and any such update or change shall not, in itself, constitute a breach of the Loan Documents or an Event of Default unless Lender determines that such update or change results in a material adverse change in Borrower’s financial condition, business operations, or ability to fulfill its obligations under this Loan Agreement.

Construction and Business Loan Agreement

ARTICLE VIII

ADDITIONAL COVENANTS

8.        Borrower shall promptly and at all times pay all fees and expenses of Lender in connection with the making of the Loan, including, but not limited to attorneys’ fees incurred by Lender. Any expenses incurred by Lender in pursuing its rights hereunder or under the Loan Documents including additional attorneys, accountants, and other fees subsequent to closing shall be paid by Borrower. Any fees and expenses of Lender incurred because of any amendment to this Loan Agreement or the Loan Documents, including additional attorneys’ fees, shall be paid by Borrower.

8.1        Except as permitted in this Loan Agreement or any other Loan Document, Borrower will not sell, encumber, transfer, or otherwise pledge the Collateral to any other Person for any purpose whatsoever except with the prior written consent of Lender.

8.2        Borrower will maintain the insurance required in the Leasehold Mortgage.

8.3        VHI will cause Verdant Grove to maintain the insurance required in the Verdant Grove Mortgage.

8.4        Borrower shall cooperate with Lender in obtaining the full benefit of any insurance proceeds or condemnation awards lawfully or equitably payable to Lender in connection with the transaction contemplated hereby or in connection with any indebtedness or obligation of Borrower to Lender incurred hereunder (including payment by Borrower of the expense of an independent appraisal on behalf of Lender in case of casualty or taking affecting the Collateral).

8.5        Borrower shall promptly advise Lender in writing of (i) all litigation, where a claim in the amount of $100,000.00, or more, has been asserted against Borrower, the Collateral, or any Guarantor, and (ii) all written complaints and charges made by any governmental authority directly affecting the Land.

8.6        Except as permitted in this Loan Agreement or any other Loan Document, Borrower will not allow the transfer of any ownership interest in Borrower or admit any new member, partner, or shareholder without first receiving Lender’s approval.

8.7        Borrower shall permit employees or agents of Lender at any reasonable time to inspect the Land and Borrower’s other properties and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrower, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower’s expense.

Construction and Business Loan Agreement

8.8        Borrower maintains an office at 207 South Ninth Street, Minneapolis, Minnesota 55402. Unless Borrower has designated otherwise in writing, Borrower maintains its principal office at the address set forth above and Borrower keeps its books and records including its records concerning the Collateral at this address. Borrower will notify Lender prior to any change in the location of Borrower’s principal office address or any change in Borrower’s name. Borrower shall do all things necessary to preserve and to keep in full force and affect its existence, rights, and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders, and decrees of any governmental or quasi-governmental authority or court applicable to Borrower and Borrower’s business activities.

8.9        Borrower shall pay and discharge when due all of its indebtedness and obligations related to the Land, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, property interests, income or profits, before the date on which penalties would attach, and all lawful claims related to the Land that, if unpaid, might become a lien or charge upon any of Borrower’s properties, property interests, income, or profits and provide proof, satisfactory to Lender, of payment to Lender within 10 business days of the date of the payment. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as: (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with GAAP. The requirements set forth in this Section are in addition to and not in lieu of any requirements imposed pursuant to the Leasehold Mortgage.

8.10        Borrower will perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Loan Agreement, in the Loan Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with this Loan Agreement, any Loan Document, or in any other agreement between Borrower and Lender promptly upon Borrower becoming aware of such default.

8.11        Borrower and Guarantors agree and consent to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or any Guarantor or about any other matter relating to the Loan, and Borrower and Guarantors hereby waive any rights to privacy Borrower or any Guarantor may have with respect to such matters. Borrower and Guarantors additionally waive any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower and Guarantors also agree that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrower and Guarantors further waive all rights of offset or counterclaim that they may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agree that either Lender or such purchaser may enforce Borrower’s or any Guarantor’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower and Guarantors further agree that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender. If Lender sells any participation in the Loan, each such participation shall remain subject to this Loan Agreement.

Construction and Business Loan Agreement

8.12        Borrower shall furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of the Collateral. The cost of such appraisal shall be paid by Borrower.

8.13        Borrower shall make, execute, and deliver to Lender such promissory notes, deeds of trust, mortgages, security agreements, assignments, financing statements, instruments, documents, and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loan and to perfect all security interests on the Collateral.

8.14        Borrower may not, without the prior written consent of Lender:

(1)        (a) except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Loan Agreement and obligations set forth in the Credit Facility Credit Agreement (as defined in the Chicago Atlantic Intercreditor Agreement), create, incur, or assume indebtedness for borrowed money, including capital leases, (b) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets, or (c) sell with recourse any of Borrower’s accounts, except to Lender.

(2)        (a) engage in any business activities substantially different than those in which Borrower is presently engaged or currently plans to be engaged as previously disclosed to Lender, or (b) cease operations, liquidate, merge, transfer, acquire, or consolidate with any other entity, change ownership, dissolve, or transfer or sell Collateral out of the ordinary course of business.

(3)        (a) except for loans, investments, or advances made to Borrower’s affiliates consistent with past practices, loan, invest in or advance money or assets to any other person, enterprise, or entity, (b) purchase, create, or acquire any interest in any other enterprise or entity, or (c) incur any obligation as surety or guarantor or otherwise assume the liabilities or obligations of others, other than in the ordinary course of business or such obligations set forth in the Credit Facility Credit Agreement (as defined in the Chicago Atlantic Intercreditor Agreement).

(4)        enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Loan Agreement or in connection herewith.

Construction and Business Loan Agreement

8.15        Borrower shall indemnify, defend, and hold Lender harmless from and against any and all claims, damages, losses, liabilities, costs and expenses (“Claims”) arising from: (a) any breach of this Loan Agreement by Borrower, (b) any violation or alleged violation by Borrower, or any employee or agent of Borrower or any contractor, of state, federal or local law, rule or regulation, (c) any bodily injury, sickness, disease or death, or to injury to or destruction of tangible property on or about the Land including the loss of use resulting therefrom, (d) any mechanic’s liens or similar liens, or (e) internal disputes of Borrower or disputes between the Borrower and any Guarantor. Such indemnity shall apply to any such claim, damage, loss, or expense caused by any act or omission (negligent or otherwise) by Borrower, its affiliates, joint venture partners, agents, or employees of any of them or anyone for whose acts Borrower may be liable. This Indemnity will survive any termination of this Loan Agreement, foreclosure, or deed in lieu transfer of the Land or satisfaction of the Loan; provided, however, that this indemnity shall not apply to the extent that any liability arises out of an occurrence after a foreclosure of the Leasehold Mortgage or Verdant Grove Mortgage, deed in lieu transfer of the Verdant Grove Land, or satisfaction of the Loan and shall not apply to the extent that the Claim arises out of Lender’s gross negligence or willful misconduct.

8.16        Borrower will cause to be prepared or completed such plans, drawings, documentation, presentations, and applications (collectively, the “Governmental Applications”) as may be necessary and appropriate for the purpose of obtaining any and all governmental approvals to complete the Project (collectively the “Governmental Approvals”).

8.17        Borrower shall take and/or cause others to take reasonable precautions for the safety of, and shall provide reasonable protection to prevent damage, injury or loss to tenants, employees, and other persons on and off-site where construction activities are underway. Borrower shall take reasonable precautions for the safety and protection of the improvements, materials, and equipment to be incorporated therein, whether in storage on or off-site, under care, custody, or control of Borrower or any of Borrower’s contractors.

8.18        Borrower shall not subject the Land to any additional declaration, condition, restriction, or easement without the prior written consent of Lender.

8.19        Borrower shall commence construction of the Project within a reasonable time (but not more than 120 days, unless otherwise agreed to between Borrower and Lender) after the Closing and shall proceed without interruption to promptly complete the Project in a good and workmanlike manner according to the Construction Plans, in compliance with all building, zoning and other codes and free from all liens and encumbrances (other than Permitted Encumbrances as defined in the Leasehold Mortgage) and all stop notices. Borrower shall, subject to Lender’s timely delivery of all funds and advancements pursuant to this Agreement, substantially complete the Project within 18 months of the Closing.

Construction and Business Loan Agreement

8.20        All Construction Plans for the Project shall be subject to Lender’s approval and Borrower shall not deviate from the approved Construction Plans without Lender’s approval.

8.21        Borrower shall promptly pay for all labor, materials, equipment, and fixtures used in connection with the construction of the Project and all other costs relating to the Project except that Borrower may, in good faith, challenge the validity or amount of a Contractor’s charges provided the Borrower shall have furnished to Lender a cash deposit or other appropriate security in an amount and form determined by Lender to protect Lender against the creation of any lien on the Collateral, the service of any stop notices on Lender, or any sale or forfeiture of all or any portion of the Land. Upon the final determination of Borrower’s challenge, Borrower shall promptly pay all sums, if any, determined to be due such Contractor whose charges were subject to the challenge, any deposit or security provided by Borrower to Lender shall be returned to Borrower provided that a release and/or waiver of lien and claim (as applicable) is obtained from the Contractor, subject to the challenge.

8.22        If any claim of lien is recorded that affects the Collateral or any stop notice is served upon Lender, Borrower, within fifteen (15) days after such recording or service, shall either: (i) pay the claim on which the lien or stop notice is based and obtain the discharge of the lien or stop notice; (ii) obtain the release of the lien or stop notice by recording and/or serving a surety bond in accordance with applicable law; (iii) diligently file or procure the filing of a notice of cessation, or such comparable document as may be permitted under applicable lien laws, upon the happening of cessation of labor on the Improvements for a continuous period of fifteen (15) days or more; or (iv) provide Lender with such other security or assurances as Lender may require to ensure payment of the claim on which the lien or stop notice is based and to protect Lender and the Collateral from the effect of such lien or stop notice. Lender may withhold disbursements until the condition has been corrected.

8.23        No materials, equipment, fixtures or any other part of the Project, and no articles of personal property placed or included in the Project, shall be purchased or installed under any security agreement or other arrangement where the Seller reserves or purports to reserve the right to remove or to repossess any such items or to consider them personal property after their incorporation into the Project.

8.24        Upon discovery by Lender of any deviation from the Construction Plans, any failure of the Project to comply with any legal requirements, or of defective or unworkmanlike labor or materials being used in the construction of the Project, Lender may immediately order stoppage of construction and demand that any unsatisfactory work be replaced and that the condition be corrected, whether or not any unsatisfactory work has already been incorporated into the Project. After issuance of such an order in writing, the condition shall be corrected within fifteen (15) days from the date of stoppage by Lender. Lender may withhold disbursements until the condition has been corrected. Lender shall have the right to withhold all further advances under this Loan Agreement and the Note from the date of discovery of the unsatisfactory condition until such condition is corrected, and no other work shall be done on the Project without prior written consent of Lender unless, and until, such condition has been fully corrected.

Construction and Business Loan Agreement

8.25        Borrower irrevocably appoints, designates, and authorizes Lender, as Borrower’s agent and agent for Borrower jointly (said agencies being coupled with an interest) to file for record any notices of completion or any other notice that Lender deems necessary or desirable to protect its interest hereunder or under the Loan Documents. This power of attorney is solely for the benefit and protection of Lender and its successors and assigns, and Lender shall have no obligation to exercise this power in any event. This power of attorney is a power coupled with an interest and shall be irrevocable so long as any part of the Loan or any other indebtedness or obligations of Borrower to Lender arising in connection with this the Loan, this Loan Agreement, or any other Loan Document remains unpaid or unperformed.

8.26        Except for payments, distributions, advances, or loans from Borrower to its affiliates consistent with past practices, no loan payments, distributions, advances, or loans from Borrower may be made to any of Borrower’s officers, managers, shareholders, or affiliates without the prior written approval of Lender.

8.27        No Loan proceeds may be used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetland to produce or to make possible the production of an agricultural commodity, further explained in 7 CFR Part 1940, Subpart G, Exhibit M.

8.28        Unless approved by Lender, there shall be no payments or distributions by Borrower to (i) any of its members or any Guarantor, or (ii) any affiliate of Borrower or any Guarantor, except for those consistent with past practices. This does not prohibit the payment of a reasonable salary for services rendered in operations of the Facility.

8.29        The requirements set forth in this Section are in addition to any other requirements relating to Borrower contributions and any loan to value or cost requirements. Before Lender advances any funds under the Loan, Borrower shall have contributed capital (the “Borrower Capital Contribution”) to the Project in the form of cash or readily marketable assets (as approved by Lender) in an amount equal to at least 15% of the appraised “as completed” value of the Project. The Borrower Capital Contribution includes but is not necessarily limited to the Initial Borrower Contribution. The Borrower Capital Contribution may include proceeds of the Chicago Atlantic Loan. Borrower shall make no distribution to Borrower’s members or managers if such distribution would result in the distribution of any portion of the Borrower Capital Contribution.

8.30        Borrower shall, at all times and at Borrower’s expense, comply with all of Borrower’s obligations under the Lease in all material respects. Borrower shall promptly provide notice to Lender of any notice of deficiency or default provided to Borrower by or on behalf of Lessor.

8.31        Borrower shall, at all times and at Borrower’s expense, comply with all conditions and obligations of Borrower set forth in the Conditional Use Permit issued to Borrower by the City of Elk River, Minnesota on June 17, 2024, including, without limitation, all conditions and obligations relating to the Project and Borrower’s operation of its business at the Facility.

Construction and Business Loan Agreement

8.32        Borrower shall not exercise the Tenant’s Right of First Refusal set forth in the Lease or the option to purchase the Land and improvements thereon as referenced in that certain Option Agreement dated February 22, 2024, by and between Lessor, as Optionor, and Borrower, as Optionee, or any other option to purchase the Land, without Lender’s prior written consent, which consent shall not be unreasonably conditioned, withheld, or delayed. Prior to Lender providing such consent, Lender may require commercially reasonable assurances or documents to confirm that Lender’s security interests created pursuant to this Loan Agreement and the Loan Documents will remain following Borrower’s exercise of the Tenant’s Right of First Refusal or the option to purchase the Land and improvements thereon. Borrower agrees to cooperate in good faith with Lender to provide all such assurances or documents.

8.33        If the Verdant Grove Land is sold pursuant to that certain unrecorded Option to Purchase Agreement dated June 13, 2024, by and between Vireo Health, Inc. (collectively with its subsidiaries and affiliates, including Verdant Grove) as “Seller”, and Landing Rock, LLC, a Massachusetts limited liability company, as “Buyer”, as amended by unrecorded Land Purchase Option Extension Agreement dated November 21, 2024, Borrower and/or Guarantors shall cause an amount equal to 100% of the gross sales proceeds of such sale to be paid to Lender to be applied to pay down the Loan principal balance.

8.34        Borrower shall establish all of Borrower’s deposit accounts with Lender and shall maintain all such accounts exclusively with Lender for the life of the Loan.

ARTICLE IX

EVENTS OF DEFAULT

9.        Each of the following occurrences shall constitute an event of default hereunder (herein called an “Event of Default”):

(1)        Borrower fails to make any payment on the Note when due.

(2)        Borrower fails to make any other payment due pursuant to any Loan Document when due.

(3)        Occurrence of any “Acceleration Condition” (as defined in the Cannabis Rider).

(4)        Occurrence of any Event of Default under any other Loan Document after any applicable notice and cure period provided therein.

(5)        (i) Borrower or any Guarantor shall seek relief in bankruptcy, or make a general assignment for the benefit of creditors, or (ii) there is filed by or against Borrower or any Guarantor a petition in bankruptcy or for the appointment of a receiver, or (iii) any creditor(s) commences under any bankruptcy or insolvency law proceedings for relief against Borrower or any Guarantor and such action is not discharged within sixty (60) days, or (iv) an action is sought for the composition, extension, arrangement or adjustment of Borrower’s or any Guarantor’s obligations, or (v) Borrower discontinues its business as a going concern, or (vi) Borrower or any Guarantor defaults on any other obligation to Lender beyond any applicable notice and cure periods, or (vii) Borrower’s or any Guarantor’s business is taken over or control is assumed by any government or governmental agency, or (viii) the dissolution of Borrower.

Construction and Business Loan Agreement

(6)        Any warranty, representation, or statement made by Borrower, any Guarantor, Verdant Grove, or MaryMed in this Loan Agreement, in any other Loan Document, or in any certificate, is false or inaccurate in any material respect and such falsity or inaccuracy has not been cured by the party to Lender’s satisfaction within fifteen (15) days of the party’s receipt of written notice of such falsity or inaccuracy from Lender. Nothing in this paragraph shall affect Borrower’s obligation to provide notice to Lender as may be required under Section 7(27) of this Loan Agreement.

(7)        Any financial information provided by or on behalf of Borrower or any Guarantor is untrue or misleading in any material respect.

(8)        This Loan Agreement or any of the Loan Documents ceases to be in full force and effect (including failure of collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

(9)        A material adverse change occurs in the financial condition of Borrower or any Guarantor, or Lender believes the prospect of payment or performance of the Loan is impaired.

(10)        Borrower or any Guarantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement in favor of Lender, and such default gives rise to Lender’s right of acceleration pursuant to such agreement.

(11)        Borrower or any Guarantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement in favor of any other creditor or Person that materially affects any of Borrower’s or any Guarantor’s ability to repay the Loan or perform their respective obligations under this Loan Agreement or any of the Loan Documents.

(12)        Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession, or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower give Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender as being an adequate reserve or bond for the dispute.

Construction and Business Loan Agreement

(13)        Any of the preceding events occurs with respect to any Guarantor, or any Guarantor revokes or disputes the validity of, or liability under, any Guaranty.

(14)        Borrower fails to perform or otherwise defaults on any obligation that is not curable.

(15)        Borrower fails to perform or otherwise defaults on any other obligation required in this Loan Agreement and such failure is not cured within fifteen (15) days after delivery of written notice by Lender to Borrower describing the failure and the act required to cure the failure.

ARTICLE X

REMEDIES OF LENDER

10.        Upon the occurrence of any Event of Default and at any time thereafter, Lender may, at its option, but without any obligation to do so, and in addition to any other right Lender may have, do any one or more of the following without notice to Borrower: (a) cancel this Loan Agreement; (b) institute appropriate proceedings to enforce the performance of this Loan Agreement; (c) withhold further disbursement of Loan funds; (d) expend funds necessary to remedy the default; (e) take possession of the Land and continue construction of the Project; (f) accelerate maturity of the Note and/or any other indebtedness and demand payment of all sums due under the Note and/or any other indebtedness; (g) bring an action on the Note and/or any other indebtedness; (h) foreclose Lender’s security agreement or any Mortgage, if any, on any of the Land, Borrower Premises, Verdant Grove Premises, or Collateral in any manner available under law; and (i) exercise any other right or remedy which it has under the Note or Loan Documents, or which is otherwise available at law or in equity or by statute. If Lender takes possession of the Collateral, it may take any and all actions necessary in its judgment to complete construction of the Project, including but not limited to making changes in the Construction Plans, work, or materials and entering into, modifying, or terminating any contractual arrangements, subject to Lender’s right at any time to discontinue any work without liability. If Lender elects to complete the Project, it will not assume any liability to Borrower or to any other person for completing the Project or for the manner or quality of construction of the Project, and Borrower expressly waives any such liability. Borrower irrevocably appoints Lender as their attorney-in-fact, with full power of substitution, to complete the Project, at Lender’s option, either in Borrower’s name or in its own name. In any event, all sums expended by Lender in completing the construction of the Project will be considered to have been disbursed to Borrower and will be secured by the Collateral for the Loan. Any such sums that cause the principal amount of the Loan to exceed the face amount of the Note will be considered to be an additional Loan to Borrower, bearing interest at the applicable Note rate and being secured by the Collateral. Except as may be prohibited by applicable law, all of Lender’s rights and remedies, whether evidenced by this Loan Agreement or by any other Loan Document or writing, shall be cumulative and may be exercised singularly or concurrently.

Construction and Business Loan Agreement

ARTICLE XI

SETOFF

11.        To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to, upon written notice to Borrower specifying the basis therefor, charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

ARTICLE XII

MISCELLANEOUS

12.        Any delay by Lender in exercising any right or remedy hereunder or otherwise afforded by law or equity shall not be a waiver of or preclude the exercise of such right or remedy or any other right or remedy hereunder or at law or in equity. Failure of Lender to exercise any option to accelerate maturity of the indebtedness shall not be a waiver of the right to exercise such option to accelerate the maturity of such indebtedness by reason of any past, present, or future event which would permit acceleration.

12.1        The covenants and agreements contained herein shall bind, and the rights hereunder shall inure to, the respective heirs, legal representatives, successors, and assigns of Lender and Borrower.

12.2        This Loan Agreement and each Loan Document shall be subject to and governed by federal law applicable to Lender, and, to the extent not preempted by federal law, by the laws of the State of Minnesota and all questions concerning the construction, meaning, or intention of the terms of this Loan Agreement or any other Loan Document and all questions concerning the making, validity, performance, and enforceability of this Loan Agreement or any other Loan Document and the obligations arising under this Loan Agreement or any other Loan Document shall be adjudged and resolved in accordance with federal law applicable to Lender and, to the extent not preempted by federal law, with the laws of the State of Minnesota. Notwithstanding the foregoing, federal law applicable to Lender and, to the extent not preempted by federal law, the law of the state in which any Collateral is located shall govern with respect to creation, perfection, priority, and enforcement of the liens and security interests created pursuant to this Loan Agreement and any other Loan Document and the procedures to be followed to foreclose upon, execute on, bring any action in replevin with respect to, or in any other way realize upon any such Collateral but not with respect to substantive matters including, without limitation, the application of any one action or similar rule or the determination and availability of any deficiency, which, as set forth above, will be subject to and governed by federal law applicable to Lender, and, to the extent not preempted by federal law, by the laws of the State of Minnesota. All actions to enforce the terms and provisions of this Loan Agreement or any other Loan Document shall be brought and maintained only within the State of Minnesota and Lender, Borrower, and Guarantors hereby consent to the exclusive jurisdiction of (a) the State Courts of Sherburne County, Minnesota, and (b) the United States District Court with jurisdiction in the county in which the Land is located. Lender, Borrower, and Guarantors hereby expressly waive any and all rights which it may have to make any objection based on: (a) jurisdiction, to any suit brought to enforce this Loan Agreement or any other Loan Document in the State of Minnesota, or (b) venue, to any action brought to enforce this Loan Agreement or any other Loan Document in (i) the State Courts of Sherburne County, Minnesota, and (ii) the United States District Court with jurisdiction in the county in which the Land is located, in each case in accordance with the above provisions. Whenever possible, each provision of this Loan Agreement and any other Loan Document shall be interpreted in such a manner as to be effective and valid pursuant to applicable laws; however, if any part hereof shall be prohibited by applicable law or invalid thereunder, such provision shall be ineffective to the extent of such prohibition or invalidity only and without invalidating the remainder thereof. Nothing in this Section will prevent the docketing, registration or enforcement of any judgment or order obtained in compliance with this Section in a State or jurisdiction other than Minnesota. Nothing in this Section will prevent the removal of any action to the United States District Court with jurisdiction in the county in which the Land is located. Nothing in this Section will prevent Lender from bringing any action or conducting any proceeding in a state or jurisdiction other than the State of Minnesota for the purpose of foreclosing upon, executing on, bringing any action in replevin with respect to or in any other way realizing upon any Collateral.

Construction and Business Loan Agreement

12.3        This Loan Agreement, including the exhibits hereto, taken together with the Loan Documents constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between Borrower, Guarantors, and Lender with respect to the subject matter hereof. In the event of any inconsistency between the statements in this Loan Agreement and those in the other Loan Documents (other than the Chicago Atlantic Intercreditor Agreement), unless expressly provided otherwise in any other Loan Document, the statements in this Loan Agreement will control. There are no verbal agreements that change this Loan Agreement and no waiver or amendment of any of its terms shall be effective unless in writing executed by the parties.

12.4        This Loan Agreement cannot be modified or changed except by an instrument or instruments in writing signed by both Borrower and Lender.

12.5        This Loan Agreement and any amendments to this Loan Agreement may be executed in counterparts, which, taken together, shall constitute one original.  The parties agree that this Loan Agreement may be transmitted between themselves by electronic transmission (e.g., by facsimile or email). The parties intend that electronically transmitted signatures constitute original signatures and that an electronically transmitted Loan Agreement or counterparts containing the signatures (original or electronically transmitted) of all the parties is binding upon the parties. Notwithstanding the foregoing, it is specifically understood and agreed that notwithstanding the fact that Lender may deliver one or more unsigned drafts or copies of this Loan Agreement to Borrower, this Loan Agreement shall not be binding upon Lender until such time as Lender has received an executed copy of this Loan Agreement from Borrower and each Guarantor and Lender has communicated its acceptance of this Loan Agreement to Borrower by delivering to Borrower a copy of this Loan Agreement executed by Lender. Borrower and Guarantors agree that any Loan Document may be signed using electronic signatures to the extent approved by Lender and that such approved electronic signatures shall be binding upon the parties. Borrower, Guarantors, and Lender agree that electronically reproduced copies of this Loan Agreement, the Note, and all other Loan Documents, including any document signed electronically, will be treated as originals and will be admitted as evidence to this Loan Agreement, the Note, and the other Loan Documents. Borrower, Guarantors, and Lender agree not to challenge the authenticity or enforceability of the electronically signed or electronically reproduced or transmitted copies.

Construction and Business Loan Agreement

12.6        TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER, BORROWER, AND GUARANTORS HEREBY VOLUNTARILY, KNOWINGLY, AND INTENTIONALLY: (i) WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS LOAN AGREEMENT OR CONCERNING THE LOAN OR CONCERNING THE NOTE, ANY OTHER LOAN DOCUMENT, AND/OR ANY COLLATERAL SECURING THE LOAN OR ANY LOAN DOCUMENT INCLUDING, WITHOUT LIMITATION, ANY DETERMINATION REGARDING THE AMOUNT, ENTITLEMENT TO, AND REASONABLENESS OF ATTORNEYS’ FEES OR OTHER COSTS OF COLLECTION DUE TO LENDER, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM, AND (ii) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION OR PROCEEDING WITH ANY OTHER ACTION OR PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED OR HAS NOT BEEN WAIVED. BORROWER AND GUARANTORS ACKNOWLEDGE THAT THIS WAIVER OF JURY TRIAL AND AGREEMENT NOT TO CONSOLIDATE ARE MATERIAL INDUCEMENTS TO LENDER IN EXTENDING CREDIT TO BORROWER, THAT LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY-TRIAL WAIVER AND AGREEMENT NOT TO CONSOLIDATE, AND THAT BORROWER AND GUARANTORS HAVE BEEN REPRESENTED BY AN ATTORNEY OR HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY-TRIAL WAIVER AND AGREEMENT NOT TO CONSOLIDATE AND UNDERSTAND THE LEGAL EFFECT OF EACH.

12.7        Any notice required or permitted to be given by any party upon the other shall be deemed delivered or given in accordance with this Loan Agreement: (i) four (4) business days after it is deposited in the United States mail; (ii) the next business day after it is deposited with a nationally-recognized over-night courier; (iii) the day it is personally delivered or, if that day is not a business day, the next business day after it is personally delivered; or (iv) the day it is sent by electronic transmission (e.g., facsimile or email) or, if that day is not a business day, the next business day after it is sent by electronic transmission; and addressed as follows:

If to Lender:

Stearns Bank National Association

9225 E. Shea Blvd.

Scottsdale, AZ 85260

ATTN: Victoria Freeney

Email: [***]

Construction and Business Loan Agreement

If to Borrower:

Vireo Health of Minnesota LLC

207 South Ninth Street

Minneapolis, Minnesota 55402

ATTN: Amber Shimpa

Email: [***]

With a copy to:

Dorsey & Whitney LLP

2325 E. Camelback Road

Suite 300

Phoenix, AZ 85016

ATTN: Nicole Stanton

Email: [***]

If to Guarantors:

As provided in the Guaranties.

Notices shall be deemed effective the date they are deemed to be delivered. Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified, ten (10) days before the effective date of such change.

12.8        Any time period provided herein shall be counted by counting calendar days (unless business days are specified herein) following the date upon which any time period shall commence. In the event a time period shall expire on a Saturday, Sunday, or Holiday upon which Lender has closed for business in Arizona, then such time period shall be deemed to expire at 5:00 P.M. Phoenix, Arizona Time on the next business day.

12.9        Time is of the essence regarding all provisions of this Loan Agreement.

12.10        BORROWER HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS THEY MAY HAVE TO NOTICE OR HEARING BEFORE SEIZURE OR RECLAMATION OF ANY ITEM OF COLLATERAL WHETHER BY JUDICIAL PROCESS OR OTHERWISE.

12.11        BORROWER HEREBY WAIVE (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL WITH RESPECT TO THE COLLATERAL (AND EACH PART THEREOF) WHICH BORROWER HAVE OR MAY HAVE UNDER ANY APPLICABLE LAW NOW EXISTING OR HEREAFTER IN EFFECT.

12.12        LENDER IS AUTHORIZED TO STATE IN ADVERTISING OR OTHER PRESS RELEASES THE FACT THAT THE TYPE AND AMOUNT OF FINANCING CONTEMPLATED UNDER THIS LOAN AGREEMENT HAS BEEN PROVIDED FOR BORROWER BY LENDER. IN ADDITION, LENDER SHALL BE ENTITLED TO PLACE A SIGN OR SIGNS ON THE PROPERTY ADVERTISING THE FACT THAT THE TYPE AND AMOUNT OF FINANCING CONTEMPLATED UNDER THIS LOAN AGREEMENT HAS BEEN PROVIDED FOR BORROWER BY LENDER.

Construction and Business Loan Agreement

12.13        BORROWER AND GUARANTORS WAIVE THE APPLICATION OF ANY ONE-ACTION RULE OR REQUIREMENT WHICH PURPORTS TO REQUIRE ONLY ONE ACTION FOR THE RECOVERY OF DEBT OR THE ENFORCEMENT OF DEBT OR ANY RIGHT SECURED BY A MORTGAGE OR DEED OF TRUST UPON REAL ESTATE.

12.14        Except as expressly provided in a particular instance, whenever any consent, approval, satisfaction, or acceptance is required from Lender or Lender is required or provided with an opportunity to exercise discretion in making any decision, Lender may withhold or condition any consent, approval, or satisfaction in Lender’s sole discretion and may make any decision in Lender’s sole discretion.

12.15        This Loan Agreement shall be in full force and effect until the Maturity Date (as defined in the Note) or the date upon which the Loan and all obligations hereunder shall have been repaid in full to Lender or otherwise satisfied by Borrower, whichever is later, except that any provisions that expressly or by operation of law survive the Maturity Date or such other date shall survive in accordance with the terms of such survival.

12.16        Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the parties hereto agree and acknowledge that no party makes, will make, or will be deemed to make or have made any representation or warranty of any kind regarding the compliance of Borrower, the Guarantors, any of Borrower or the Guarantors’ affiliates, or the Loan Documents with any Federal Cannabis Laws. The fact that the operations of Borrower or any Guarantor, or any affiliate of Borrower or a Guarantor, may violate Federal law by reason of Cannabis being illegal under the Controlled Substances Act pursuant to 21 U.S.C. § 801, et seq. and its implementing regulations, will not, in and of itself, constitute a default or Event of Default under this Loan Agreement or the Loan Documents. No party will have any right of recission or amendment arising out of or relating to any non-compliance with Federal Cannabis Laws unless such non-compliance also constitutes a violation of Minnesota state law.

12.17        Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the relative priority of the security interests and other liens on the Collateral granted to Lender under any of the Loan Documents are governed by the Chicago Atlantic Intercreditor Agreement. In the event of any conflict between the Chicago Atlantic Intercreditor Agreement and any other Loan Document regarding the relative priority of security interests in the Collateral or the rights or obligations of Lender with respect to Credit Facility Agent, the Chicago Atlantic Intercreditor Agreement shall govern.

[Signature pages follow.]

Construction and Business Loan Agreement

IN WITNESS WHEREOF, Borrower, Guarantors, and Lender have executed this Loan Agreement as of the date first written above.

BORROWER:

VIREO HEALTH OF MINNESOTA, LLC,
a Minnesota limited liability company

By:	/s/ Amber Shimpa
Amber Shimpa
Its:	Chief Executive Officer

GUARANTORS:

VIREO HEALTH, INC.
a Delaware corporation

By:	/s/ John Mazarakis
John Mazarakis
Its:	Chief Executive Officer

VIREO GROWTH, INC.,
a British Columbia corporation

By:	/s/ John Mazarakis
John Mazarakis
Its:	Chief Executive Officer

Construction and Business Loan Agreement

LENDER:

STEARNS BANK NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Victoria Freeney
Victoria Freeney
Its:	Commercial Lender

Construction and Business Loan Agreement

SCHEDULE OF EXHIBITS

Exhibit A          Legal Description

Construction and Business Loan Agreement

EXHIBIT A

LEGAL DESCRIPTION

The Southwest Quarter or the Southeast Quarter of Section 11, Township 32, Range 26, except the South 468 feet of the West 495 feet thereof, according to the United States Government Survey thereof, Sherburne County, Minnesota.

Construction and Business Loan Agreement